Exhibit 99.1

Planet Fitness Provides Business Update in Response to COVID-19

Hampton, N.H., March 30, 2020 - Planet Fitness, Inc. (NYSE: PLNT), one of the largest and fastest-growing global franchisors and operators of fitness centers with more members than any other fitness brand, today provided a further update on its response to COVID-19.
“The health and safety of our members, team members, and the communities we operate in is our top priority, and as such we are extending our temporary store closures until further notice,” commented Chris Rondeau, Chief Executive Officer of Planet Fitness. “We entered 2020 in a very strong financial position, and have taken additional steps to proactively strengthen our financial liquidity and flexibility during these unprecedented times. We believe we have sufficient liquidity to carry us well beyond the end of this year, even in the event that clubs remain closed for the rest of 2020. Given the significant near-term disruption to our business caused by COVID-19 and uncertainty around when conditions normalize, we have decided to withdraw our 2020 outlook at this time.”

Extending Store Closures
Currently, all domestic and international Planet Fitness locations system-wide are temporarily closed until further notice. This includes both corporate and franchise stores. The Company plans to follow the guidance of local, state and federal governments and health officials to determine when it will reopen its stores.

Increasing Financial Flexibility
The Company has increased its already strong cash position by drawing down $75 million under its revolving financing facility of Variable Funding Senior Secured Notes. Including the draw down, the Company currently has approximately $540 million in available cash on hand. The increased borrowing and the previously announced suspension of our share repurchase program were taken as precautionary measures to provide enhanced financial flexibility considering the uncertain market conditions arising from COVID-19.

Outlook
As a result of the uncertainty and significant business impacts caused by COVID-19, the Company is withdrawing its previously issued guidance for 2020, and is not providing an updated outlook at this time.

About Planet Fitness
Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of December 31, 2019, Planet Fitness had approximately 14.4 million members and 2,001 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic, Panama, Mexico and Australia. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the federal securities laws, which involve risks and uncertainties.  Forward-looking statements include the Company's statements regarding the impacts of the COVID-19 pandemic, those attributed to the Company's Chief Executive Officer in this press release, the Company’s statements about its liquidity and cash position, the Company's statements about its share repurchase program and other statements, estimates and projections that do not relate solely to historical facts. Forward-looking statements can be identified by words such as "believe," "expect," "plan," "will," "future" and similar references to future periods, although not all forward-looking statements include these identifying words.  Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company's control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with the duration and impact of the COVID-19 pandemic on the Company’s stores and financial outlook, competition in the fitness industry, the Company's and franchisees' ability to attract and retain new members, the Company's and franchisees' ability to identify and secure suitable sites for new franchise stores, changes in consumer demand, changes in equipment costs, the Company's ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, the business impacts of the COVID-19 pandemic on our franchisees, acquisition activity, developments and changes in laws and regulations including federal, state and local policies regarding the COVID-19 pandemic, our substantial increased indebtedness as a result of our refinancing and securitization transactions and our ability to incur additional indebtedness or refinance that indebtedness in the future, our future financial performance and our ability to pay principal and interest on our indebtedness, risks associated with the Company's securitized financing facility generally including its ability to generate sufficient cash flow to meet debt service obligations and its compliance with operational and financial covenants, our corporate structure and tax receivable agreements, failures, interruptions or security breaches  of the Company's information systems or technology, general economic conditions and the other factors described in the Company's annual report on Form 10-K for the year ended December 31, 2019, as well as the Company's other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company's views only as of the date of this press release. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this release, whether as a result of new information, future developments or otherwise.